Exhibit 99.1

Piedmont Office Realty Trust Announces Proposed Offering of Senior Notes

ATLANTA - May 6, 2013 – Piedmont Office Realty Trust, Inc. (the “Company”) (NYSE:PDM) announced today that its operating partnership, Piedmont Operating Partnership, LP (the “Operating Partnership”), intends to offer $250 million aggregate principal amount of senior unsecured notes due 2023 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company. The Operating Partnership intends to use the net proceeds from the offering of the Notes to repay short-term indebtedness recently incurred to fund two property acquisitions and for general corporate purposes.

The Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Piedmont

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (REIT) specializing in high-quality, Class A office properties located primarily in the ten largest U.S. office markets, including Chicago, Washington, D.C., New York, Boston, Los Angeles and Dallas.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These forward-looking statements are based on beliefs and assumptions of management, which in turn are based on information available at the time the statements are made. Examples of forward-looking statements include statements relating to the completion of the proposed offering of Notes and the use of proceeds therefrom. The forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, the following: market and economic conditions remain challenging and the demand for office space, rental rates and property values may continue to lag the general economic recovery, causing the Company’s business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of the Company’s real estate strategies and investment objectives, including the Company’s ability to identify and consummate suitable acquisitions; lease terminations or lease defaults, particularly by one of the Company’s large lead tenants; the impact of competition on the Company’s efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which the Company operates, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect the Company and could cause the Company to recognize impairment charges or otherwise impact the Company’s performance; availability of financing and the Company’s lending banks’ ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of the Company’s governmental tenants; the Company may be subject to litigation, which could have a material adverse effect on its financial condition; the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; and other factors, including the risk factors discussed under Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

Contact:	Kerry Hughes
Company:	Piedmont Office Realty Trust
Phone:	1 770 418 8678
Email:	Kerry.Hughes@Piedmontreit.com